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                                                                   Exhibit 10.20

                     TRUST UNDER DEFERRED COMPENSATION PLAN

                  This Trust Agreement (the "Trust Agreement") is made this 22nd day of August, 2001, by and between Aeroflex Incorporated, a Delaware corporation (the "Company") and American Stock Transfer & Trust Co.(the "Trustee").

                  WHEREAS, the Company has adopted the Aeroflex Incorporated Key Employee Deferred Compensation Plan (the "Plan") and amendments to the employ-ment agreements listed on Appendix A (such amendments, the "Amendments"); and

                  WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan and the Amendments; and

                  WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

                  WHEREAS, it is the intention of the parties that this Trust Agreement shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

                  WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         Section 1.  Establishment Of Trust

                  (a) The Company hereby deposits with the Trustee in trust $100, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

                  (b) The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Change in Control, as defined herein.






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                  (c) The Trust is intended to be a grantor trust, of which the
Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                  (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

                  (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits, with respect to some or all Plan participants, of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits. Upon a Change in Control, the Company shall, as soon as practicable, but in no event longer than 30 days following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan and the Amendments as of the date on which the Change in Control occurred.

         Section 2.  Payments to Plan Participants and Their Beneficiaries.

                  (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms




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of the Plan and the Amendments and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

                  (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan and the Amendments.

                  (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan and the Amendments. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan and the Amendments, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

         Section 3. Trustee Responsibility Regarding Payments to Trust Benefi-ciary When the Company Is Insolvent.

                  (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  (b) At all times during the continuance of this Trust Agreement, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                  (c) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.



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                  (d) Unless the Trustee has actual knowledge of the Company's
Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (e) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                  (f) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                  (g) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan and the Amendments for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         Section 4.  Payments to the Company.

                  Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan and the Amendments.



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         Section 5.  Investment Authority.

                  (a) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants, provided that the Company shall be entitled to direct the Trustee with respect to the exercise of any powers otherwise reserved to the Trustee hereunder. The Company shall have the right, at any time, and from to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                  (b) Subject to Section 5(a) above, the Trustee shall have the following powers and authority with respect to all property constituting part of the Trust:

                  (i) To retain, sell, exchange, manage, lend, improve, or transfer or otherwise dispose of any such property at public or private sale for cash or on credit.

                  (ii) To invest and reinvest any money held in the Trust hereunder in any common, collective or commingled Trust fund established and maintained by a bank.

                  (iii) To participate in any agreement of reorganization, consolidation, merger, combination, liquidation or other similar agreement relating to any such property, and to consent to or oppose any such agreement or an action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

                  (iv) To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

                  (v) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or read-





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                           justment of the finances of any corporation, company
                           or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

                  (vi) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages, due or owing to or from the Trust; provided, however, that the Trustee shall notify the Company of all such suits, legal proceedings and claims and shall obtain the written consent of the Company before settling, compromising or submitting to binding arbitration any claim, suit or legal proceeding of any nature whatsoever, which consent shall not unreasonably be withheld.

                  (vii) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

                  (viii) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

                  (ix) To hold mortgages (including deeds of trust) in its own name or in the name of a nominee of the Trustee, with or without the addition of words indicating that any such mortgage is held in a fiduciary capacity, and to cause to be formed a corporation, partnership, trust or other entity to hold title to any mortgage with the aforesaid powers, all upon such terms and conditions as may be deemed advisable; to review or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any mortgage or to any


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                           other modification or change in the terms of any
                           mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of assets of the Trust or the preservation of any covenant or condition of any mortgage or in the performance of any guarantee or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the note or bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such mortgage or guarantee.

                  (x) To register any securities held by the Trustee in its own name or in the name of a nominee of the Trustee or any custodian of such property, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity; to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form, provided that the Trustee shall at all times remain responsible for the safe custody and disposition of the assets of the Trust.

                  (xi) To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

                  (xii) To hold cash (including, without limitation, in non-interest bearing accounts) in time or demand deposits including deposits with the Trustee, such deposits to pay a reasonable amount of interest.

                  (xiii) To select one or more broker-dealers to effect securities trans actions on behalf of the Trust, which broker-dealers may be an affiliate of the Trustee.

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                  (xiv)    To exercise, generally, any of the powers which an
                           individual owner might exercise in connection with property either real, personal or mixed held by the Trust, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Section 5 or otherwise in the best interests of the Trust.

         Section 6.  Disposition of Income.

                  (a) During the term of this Trust Agreement, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         Section 7.  Accounting by the Trustee.

                  The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         Section 8.  Responsibility of the Trustee.

                  (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                  (b) In the execution of its powers hereunder, the Trustee shall not be liable for any loss to the Trust assets arising (i) in consequence of the failure, depreciation or loss of any investments made in good faith or
(ii) by reason of any act

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or omission made in good faith or of any other matter or thing except, in each case, liability for breach of trust arising from the fraud, wilful misconduct or gross negligence of the Trustee, and the Company agrees to indemnify the Trustee against, and to be primarily liable for, any such loss and an cost and expenses incurred by the Trustee in defending against any such loss. If the Company does not pay such costs, expenses and losses in a reasonably timely manner, the Trustee may obtain payment from the Trust.

                  (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and the Company agrees to indemnify the Trustee against, and to be primarily liable for, any loss (and costs and expenses incurred by the Trustee in defending against any such loss) arising out of any actions or omissions of the Trustee taken or omitted in good faith reliance on any such advice.

                  (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

                  (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                  (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust Agreement the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


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                  Section 9.  Compensation and Expenses of the Trustee.

                  The Company shall pay the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                  Section 10.  Resignation and Removal of the Trustee.

                  (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

                  (b) The Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee; provided however that the Trustee may not be removed by the Company for one (1) following a Change in Control.
                  (c) If the Trustee resigns or is removed within one (1) year following a Change in Control, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee's resignation or removal.

                  (d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

                  (e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                  Section 11.  Appointment of Successor.

                  (a) If the Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the

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Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

                  (b) If the Trustee resigns pursuant to the provisions of
Section 10(c) hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

                  (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         Section 12.  Amendment or Termination.

                  (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or the Amendments or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

                  (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan or the Amendments, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

                  (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan or the Amendments, the Company may terminate this Trust Agreement prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.


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         Section 13.  Miscellaneous.

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of New York, without regard to its principles of conflicts of laws.

                  (d) For purposes of this Agreement, Change in Control shall have the meaning assigned thereto in the Employment Agreement entered into as of March 1, 1999 between the Company and its Chief Executive Officer, as such Employment Agreement is in effect on the date hereof.

         Section 14.  Effective Date.

                  The effective date of this Trust Agreement shall be August 22, 2001.



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                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

                                  AEROFLEX INCORPORATED



                                  By: /s/ Michael Gorin
                                     --------------------------------------
                                     Name: Michael Gorin
                                     Title: President


                                  AMERICAN STOCK TRANSFER
                                    & TRUST CO.



                                  By: /s/ Herbert Lemmer
                                     -------------------------------------
                                     Name: Herbert Lemmer
                                     Title: Vice President


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